FORM OF INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 19, 2022, is between the separate series of the Northern Lights Fund Trust and Northern Lights Variable Trust (“Acquiring Trust”), as listed on Schedule A hereto, as may be amended from time to time (“Acquiring Fund(s)”), severally and not jointly, and each separate series of the Krane Shares Trust (“Trust”), as listed on Schedule B hereto, as may be amended from time to time (“Acquired Fund(s)”), severally and not jointly. The Acquired Funds and the Acquiring Funds may be referred to herein as the “Funds”.

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, no Acquiring Fund is in the same Group of Investment Companies as any Acquired Fund;

WHEREAS, Krane Funds Advisors LLC (“Krane) is the primary investment adviser to each Acquired Fund, but neither Krane nor any person controlling, controlled by, or under common control with Krane is the primary investment adviser of any Acquiring Fund;

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, and Section 12(d)(1)(B) of the 1940 Act limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Sections 12(d)(1)(A), and permits registered investment companies, such as the Acquired Funds, to sell their shares to other registered investment companies, such as the Acquiring Funds, in each case subject to compliance with the conditions of the Rule, including that any Acquired Fund and Acquiring Fund enter into an agreement, such as this Investment Agreement, before the Acquiring Fund purchases or acquires more than 3% of the shares of the Acquired Fund; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule and, as a result, an Acquired Fund may sell its shares to an Acquiring Fund in excess of such limitations;

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds, for good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Fund[s] in reliance on the Rule.

1.       Terms of Investment

(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, each Acquiring Fund and each Acquired Fund agree as follows:

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(i)       Material terms regarding an Acquiring Fund’s investment in an Acquired Fund necessary to make the required findings.

(A) In-kind redemptions. The Acquiring Fund acknowledges and agrees that, consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may, in its sole discretion, honor any redemption request wholly or partially in kind or in cash, and, when in kind, using any basket of securities, assets and/or other positions as it believes to be in the best interest of the Acquired Fund and its shareholders.

(B) Timing/advance notice of redemptions. The Acquiring Fund represents that --

(I) The Acquiring Fund will not seek to disrupt, or intentionally disrupt, the management of the Acquired Fund in connection with any redemption request.

(II) All acquisitions of shares of the Acquired Fund by the Acquiring Fund will be made for investment purposes and not for control purposes, and to the extent that the Acquiring Fund were required to report its holdings of Acquired Fund shares pursuant to Section 13(d) and/or 13(g) of the Securities Exchange Act of 1934, such holdings would qualify at all times and under all circumstances for reporting on Form 13G under the Act. and

(III) On the business day prior to and during any foreign holiday(s) in any countries that represent 5% or more of the weight of the Acquired Fund’s portfolio, based on the Acquired Fund’s most recent website disclosure, the Acquiring Fund will use best efforts to avoid selling in the secondary market and/or redeeming 250,000 Acquired Fund shares or more;

(C) Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(ii) In order to assist the Acquiring Funds’ investment adviser with assessing the impact of fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund agrees reasonably promptly to provide the Acquiring Trust with information reasonably requested by the Acquiring Fund with reference to the Rule. Such fee and expense information shall be limited to that which is made publicly available by the Acquired Fund.

2.       Representations of the Acquired Funds.

(a) In connection with any investment by an Acquiring Fund in an Acquired Fund pursuant to this Agreement, the Acquired Fund agrees: (i) to comply with all conditions of the Rule applicable to Acquired Funds; (ii) to comply with its obligations under this Agreement; and (iii) to

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promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule or this Agreement.

(b) Each Acquiring Fund will promptly notify an Acquired Fund in writing at the time of any investment that causes such Acquiring Fund to hold 5% or more of such Acquired Fund’s outstanding voting securities. At the same time, such Acquiring Fund shall also provide to the Acquired Fund in writing a list of the names of each “affiliated person” (as defined under the 1940 Act) of the Acquiring Fund that is (i) a broker-dealer, (ii) a broker-deal or bank that borrows as part of a securities lending program, (iii) an issuer that privately places its own fixed income securities, (iv) a bank that provides credit support or structures money market securities or (v) a futures commission merchant or a swap dealer, and shall notify the Fund of any changes to such list as soon as reasonably practicable after a change occurs. Each Acquiring Fund that has provided notice to an Acquired Fund pursuant to this Section 2(b) will also notify the Acquired Fund in writing when it no longer holds 5% or more of such Acquired Fund’s total outstanding voting securities.

(c) Each Acquiring Fund acknowledges and understands that an Acquired Fund reserves the right to reject any purchase of shares by an Acquiring Fund or any direct purchase of Creation Units by an Acquiring Fund.

3.       Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund pursuant to this Agreement, the Acquiring Fund agrees: (i) to comply with all conditions of the Rule applicable to Acquiring Funds; (ii) to comply with its obligations under this Agreement; and (iii) to promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule or this Agreement.

4.       LEGAL.

(a) Indemnification. Each Acquiring Fund agrees to hold harmless and indemnify an Acquired Fund, including any of its principals, trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund, including any of their principals, trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by such Acquiring Fund of any provision of this Investment Agreement or (ii) a violation or alleged violation by such Acquiring Fund of the terms and conditions of the Rule, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquiring Fund shall be liable for indemnifying any Acquired Fund for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by the Acquired Fund to such Acquiring Fund pursuant to terms and conditions of the Rule or this Agreement.

Each Acquired Fund agrees to hold harmless and indemnify an Acquiring Fund, including any of its principals, trustees, officers, employees and agents, against and from any and all Claims asserted against the Acquiring Fund, including any of their principals, trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by such Acquired Fund of any provision of this Investment Agreement or (ii) a violation or alleged

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violation by such Acquired Fund of the terms and conditions of the Rule, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquired Fund shall be liable for indemnifying any Acquiring Fund for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by the Acquiring Fund to such Acquired Fund pursuant to terms and conditions of the Rule or this Agreement.

(b) Governing Law. The provisions of this Investment Agreement shall be construed and interpreted in accordance with the laws of the state of New York (without giving effect to the choice of law provisions thereof), or any of the applicable provisions of the 1940 Act.

5.       Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	With a copy to:
Northern Lights Fund Trust and Northern Lights Variable Trust Attn: Richard Malinowski c/o Ultimus Fund Solutions, LLC 80 Arkay Drive Hauppauge, NY, 11788 Email: rmalinowski@ultimusfundsolutions.com	Thompson Hine LLP Attn: Legal Dept. 41 South High Street, Suite 1700 Columbus, OH 43215 Fax: 614-469-3361 Email: joann.strasser@thompsonhine.com

If to the Acquired Fund:	With a copy to:
[Name] KraneShares Compliance Attn: Odette Gafner [Address] 280 Park Avenue, 32nd Floor [City, State, Zip] New York, NY 10017 Fax: Email: compliance@kraneshares.com	[Name] Michael Quain [Address] 16 Hickory Drive [City, State, Zip] East Stroudsburg, PA 18301 Fax: Email: Michael@quaincomplianceconsulting.com

6.       Term and Termination; Assignment; Amendment

(a) This Agreement shall be effective for the duration of each of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

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(b) This Agreement shall continue until terminated in writing by either party upon 30 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund, unless such purchases render it in compliance with Section 12(d)(1)(A) of the 1940 Act.

(c) This Agreement may not be assigned by either party without the prior written consent of the other.

(d) This Agreement may be amended only by a writing that is signed by each affected party. Thus, in the event that the Acquiring Trust desires to add an additional series as an “Acquiring Fund” under this Agreement, it shall so notify the Trust in writing, and subject to the Trust’s written acceptance of such addition, the additional series shall be added to Schedule A by written amendment prior to any investment. Similarly, in the event an Acquiring Fund wishes to (i) invest in a series of the Trust that is in existence as of the date of this Agreement but is not listed on Schedule B or (ii) invest in a series of the Trust created after the date of this Agreement, the parties agree that, upon confirmation by the Trust that the series is eligible for investment by Acquiring Funds, such series shall be added to Schedule B by written amendment prior to any investment by the Acquiring Fund.

(e) In any action under this Agreement involving any Fund, each Fund agrees to look solely to the individual Fund that is involved in the matter in controversy and not to any other Fund or investment company.

(f) The effectiveness of this Agreement shall be deemed to constitute the termination as of the date first written above of any and all prior agreements between Acquiring Funds and Acquired Funds that relates to the investment by any Acquiring Funds in any Acquired Funds in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to achieve compliance with Section 12(d)(1) of the 1940 Act (the “Prior Section 12 Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.

7.       Execution

The parties each acknowledge and agree that --

(a) Under Rule 12d1-4(b)(2)(i)(B), prior to the initial acquisition of an Acquired Fund’s shares in excess of the limits in Section 12(d)(1)(A)(i), the Acquired Fund’s adviser must find that any concerns regarding undue influence arising from the Acquiring Fund’s investment in the Acquired Fund are reasonably addressed, considering, at a minimum, the scale of contemplated investments by the Acquiring Fund and any maximum investment limits, the anticipated timing of redemption requests by the Acquiring Fund, whether and under what circumstances the Acquiring Fund will provide advance notification of investments and redemptions, and the circumstances under which the Acquired Fund may elect to satisfy redemption requests in kind rather than in cash and the terms of any such redemptions in kind;

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       (b) Under Rule 12d1-4(b)(2)(i)(A), prior to the initial acquisition of an Acquired Fund’s shares in excess of the limits in Section 12(d)(1)(A)(i), the Acquiring Fund’s adviser must evaluate the complexity of the structure and fees and expenses arising from the investment in the Acquired Fund and find that the Acquiring Fund’s fees and expenses do not duplicate the fees and expenses of the Acquired Fund; and

(c) Execution of this Agreement by each party’s adviser shall signify and represent fulfillment by it of its evaluation and finding obligations under the Rule, including as recited in this Section 7.

(d) This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument. This Agreement may be executed by facsimile signature or electronically scanned signature and such signatures shall constitute an original for all purposes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Acquiring Fund	Acquired Fund
/s/ Stephanie Shearer
Name: Stephanie Shearer	Name:
Title: Secretary	Title:

Acquiring Fund Adviser, solely for purposes of Section 7	Acquired Fund Adviser, solely for purposes of Section 7
/s/ Odette Gafner	/s/ Odette Gafner
Name: Odette Gafner	Name: Odette Gafner
Title: Chief Compliance Officer	Title: Chief Compliance Officer

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SCHEDULE A

List of Acquiring Funds to Which this Agreement Applies

CURRENT AND PENDING NORTHERN LIGHTS FUNDS
Northern Lights Fund Trust – 74 Funds (68 operational)

•         13D Activist Fund (“13D”)

•         Altegris Funds:

o    Altegris Futures Evolution Fund (“Altegris Futures Evolution”)

o    Altegris/AACA Opportunistic Real Estate Fund (“Altegris Opportunistic”)

•         Astor Funds:

o    Astor Dynamic Allocation Fund (“Astor Dynamic”)

o    Astor Macro Alternative Fund (“Astor Macro”)

o    Astor Sector Allocation Fund (“Astor Sector”)

•         Athena Behavioral Tactical Fund (“Athena”)

•         Beech Hill Total Return Fund (“Beech Hill”)

•         Biondo Focus Fund (“Biondo”)

•         BTS Funds:

o    BTS Managed Income Fund (“BTS Managed”)

o    BTS Tactical Fixed Income Fund (“BTS Tactical”)

•         Changing Parameters Fund (“Changing Parameters”)

•         CMG Funds:

o    CMG Mauldin Core Fund (“CMG Mauldin”)

o    CMG Tactical All Asset Strategy Fund (“CMG All Asset”)

o    CMG Tactical Bond Fund (“CMG Bond”)

•         Donoghue Forlines Funds:

o    Donoghue Forlines Dividend Fund (“Donoghue Forlines Dividend”)

o    Donoghue Forlines Risk Managed Income Fund (“Donoghue Forlines Risk Managed”)

o    Donoghue Forlines Tactical Allocation (“Donoghue Forlines Tactical”)

o    Donoghue Forlines Tactical Income Fund (“Donoghue Forlines Income”)

o    Donoghue Forlines Momentum Fund (“Donoghue Forlines Momentum”)

•         Grant Park Multi-Alternative Strategies Fund (“Grant Park”)

•         Ladenburg Funds:

o    Ladenburg Aggressive Growth Fund (“Ladenburg Aggressive”)

o    Ladenburg Growth Fund (“Ladenburg Growth”)

o    Ladenburg Growth & Income Fund (“Ladenburg Growth & Income”)

o    Ladenburg Income Fund (“Ladenburg Income”)

o    Ladenburg Income & Growth Fund (“Ladenburg Income & Growth”)

•         Navigator Funds:

o       Navigator Equity Hedged Fund (“Navigator Equity”)

•         PSI Strategic Growth Fund (“PSI Strategic”)

•         PFG Funds:

o    PFG Active Core Bond Strategy Fund (“PFG Active Core”)

o    PFG American Funds® Conservative Income Strategy Fund (“PFG American Conservative”)

o    PFG American Funds® Growth Strategy Fund (“PFG American Growth”)

o    PFG BNY Mellon Diversifier Strategy Fund (PFG BNY Mellon”)

o    PFG BR Equity ESG Strategy Fund, (“PFG BR Equity”)

o    PFG Fidelity Institutional AM® Equity Index Strategy Fund (“PGR Fidelity Index”)

o    PFG Fidelity Institutional AM® Equity Sector Strategy Fund (“PFG Fidelity Sector”)

o   PFG JP Morgan Tactical Aggressive Strategy Fund (“JP Morgan Aggressive”)

o   PFG JP Morgan Tactical Moderate Strategy Fund (JP Morgan Moderate”)

o             PFG Meeder Tactical Strategy Fund (“PFG Meeder”)

o   PFG MFS® Aggressive Growth Strategy Fund (“PFG MFS”)

o    PFG Tactical Income Strategy Fund (PFG Tactical”)

o             PFG Fidelity Institutional AM® Bond ESG Strategy

o             PFG Janus Henderson® Balanced Strategy

o             PFG Invesco® Thematic Equity ESG Strategy

•         Sierra Funds:

o    Sierra Tactical Core Income Fund (“Sierra Tactical Core”)

o    Sierra Tactical All Asset Fund (“Sierra Tactical”)

o    Sierra Tactical Municipal Fund (“Sierra Municipal”)

o    Sierra Tactical Bond Fund (“Sierra Bond”)

o    Sierra Tactical Risk Spectrum 30 Fund (“Sierra Tactical 30”)*

o    Sierra Tactical Risk Spectrum50 Fund (“Sierra Tactical 50”)

o    Sierra Tactical Risk Spectrum 70 Fund (“Sierra Tactical 70”)*

•         Toews Funds:

o    Toews Agility Shares Dynamic Tactical Income ETF (“Agility Dynamic”)

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o   Navigator Tactical Fixed Income Fund (Navigator Tactical”)

o   Navigator Ultra Short Bond Fund (“Navigator Ultra”)

o   Navigator Investment Grade Bond Fund (“Navigator Investment”)

o   Navigator Tactical U.S. Allocation Fund (Navigator Allocation”)

•         Princeton Funds:

o    Deer Park Total Return Credit Fund (“Deer Park Total”)

o    Eagle MLP Strategy Fund (“Eagle”)

o    Princeton Premium Fund (“Princeton Premium”)

o    Princeton Long/Short Treasury Fund (“Princeton L/S”)

o    Princeton Alternative Premium Fund*

•         Probabilities Funds:

o    Probabilities Fund (“Probabilities”)

o    Probabilities Sector Rotation Fund (“Probabilities Sector”) *

o    Toews Agility Shares Managed Risk Equity ETF (“Agility Managed”)

o    Agility Shares Put Write Enhance Equity ETF (“Agility Put Write”) *

o    Agility Shares Tactical Core Fixed Income ETF (“Agility Tactical”) *

o    Toews Tactical Defensive Alpha Fund (‘Toews Defensive”)

o    Toews Tactical Income Fund (“Toews Income”)

o    Toews Hedged U.S. Fund (“Toews Hedged U.S.”)

o    Toews Hedged Oceana Fund (“Toews Oceana”)

o    Toews Hedged U.S. Opportunity Fund (“Toews Opportunity”)

o    Toews Unconstrained Income Fund (“Toews Unconstrained”)

•         TransWestern Institutional Short Duration Government Bond Fund (“TransWestern”)

•         Zeo Funds:

o     Zeo Short Duration Income Fund (“Zeo Short”)

o     Zeo Sustainable Credit Fund (“Zeo Sustainable”)

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Northern Lights Variable Trust – 20 Portfolios (15 operational)

•         7Twelve Balanced Portfolio (“7Twelve”)

•         Astor Funds:

o   Astor Long/Short ETF Portfolio* (“Astor VIT”)

o   Astor Macro Alternative Portfolio* (Astor Macro VIT”)

•         BTS Tactical Fixed Income VIT Fund (“BTS Tactical VIT”)

•         Donoghue Forlines Portfolios:

  Donoghue Forlines Dividend VIT Fund (“Dividend VIT”)
  Donoghue Forlines Momentum VIT Fund (“Momentum VIT”)

•         Probabilities VIT Fund (“Probabilities VIT”)

•         TOPS® Portfolios:

o    TOPS® Aggressive Growth ETF Portfolio (“TOPS Aggressive”)

o    TOPS® Balanced ETF Portfolio (“TOPS Balanced”)

o    TOPS® Conservative ETF Portfolio (“TOPS Conservative”)

o    TOPS® Global Target Range TM Fund (“TOPS Global”)

o    TOPS® Growth ETF Portfolio (“TOPS Growth”)

  TOPS® Hedged Equity Conservative Growth ETF Portfolio (“TOPS Hedged Conservative”) *

o    TOPS®F Hedged Equity Growth ETF Portfolio (“TOPS Hedged Growth”) *

o    TOPS® Hedged Equity Moderate Growth ETF Portfolio * (“TOPs Hedged Moderate”)

o    TOPS® Managed Risk Balanced ETF Portfolio (“TOPS Risk Balanced”)

o    TOPS® Managed Risk Growth ETF Portfolio (“TOPS Risk Growth”)

o    TOPS® Managed Risk Moderate Growth ETF Portfolio (“TOPS Risk ETF”)

o    TOPS® Managed Risk Flex ETF Portfolio (“TOPS Risk Flex”)

o    TOPS® Moderate Growth ETF Portfolio (“TOPS Moderate”)

* Fund not operational as of November 30, 2021

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SCHEDULE B

List of Acquired Funds to Which this Agreement Applies[1]

[1] Cannot include KraneShares MSCI All China Index ETF (“KALL”), Quadratic Interest Rate Volatility and Inflation Hedge ETF (“IVOL”), KraneShares Global Carbon Strategy ETF (“KRBN”), KFA Mount Lucas Index Strategy ETF (“KMLM”), Quadratic Deflation ETF (“BNDD”), KraneShares California Carbon Allowance Strategy ETF (“KCCA”) or “KraneShares China Innovation ETF” (“KGRO”) each of which currently has the ability to invest in shares of an investment company in excess of the Section 12 limits.

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